Exhibit 10.67

OMNIBUS SECURITY INTEREST ACKNOWLEDGEMENT

This Omnibus Security Interest Acknowledgement (“Acknowledgement”), dated July 19, 2007, is executed and delivered by Irvine Sensors Corporation (“Irvine Sensors”) and its subsidiary Optex Systems, Inc. (“Optex”).

WITNESSETH:

WHEREAS, simultaneously with the execution and delivery of this Acknowledgement, Longview Fund, L.P. (“Longview”) shall lend Irvine Sensors Two Million Dollars ($2,000,000) (“New Loan”) pursuant to that certain Loan Agreement and a Secured Note, each dated as of the date hereof, entered into between Irvine Sensors and Longview, and issued by Irvine Sensors in favor of Longview; and

WHEREAS, in consideration for such loan, Irvine Sensors has agreed to grant a security interest to Longview in its assets and guarantee its obligations thereunder on a pari passu basis with the senior security interests and guarantee rights granted to Longview and Alpha Capital Anstalt (“Alpha”) pursuant to the Existing Security Agreements (as defined below), all of which secure and guarantee Irvine Sensors ‘obligations pursuant to those certain $18,250,000 principal amount loans made by Longview and Alpha to Irvine Sensors on or about December 29, 2006.

1. Acknowledgement as to Application of Security Agreements to the New Loan. Irvine Sensors and Optex hereby acknowledge and agree that the following security agreements and guaranties shall secure and guaranty all of Irvine Sensors’ obligations under the New Loan (which shall include all obligations under the Loan Agreement and Secured Note referenced in the first recital above) to Longview (“New Loan Obligations”) as if the New Loan were in existence as of the original date of execution and delivery of each Existing Security Agreement, as well as any other obligations of Irvine Sensors and Optex to Longview and Alpha under any other agreement now existing or hereafter arising between Irvine Sensors and/or Optex and Longview and/or Alpha, in both cases as if all Obligations (as defined below) created thereby, were originally intended to be part of the obligations secured by each Existing Security Agreement. Further, Irvine Sensors acknowledges the first priority security interests securing the obligations of Irvine Sensors to Longview and Alpha under the Term Notes issued in connection with the Term Loan and Security Agreement referenced in 3.e. below, and acknowledges that the New Loan Obligations are afforded the same first priority security interests vis a vis the security interests created under those certain Series 1 Senior Subordinated Secured Convertible Notes due December 30, 2009 issued by Irvine Sensors and held by Longview Fund, L.P. and Alpha, and that certain Series 2 Senior Subordinated Secured Convertible Note due December 30, 2009 issued by Irvine Sensors and held by Longview Fund, L.P.

2. Cross Collateralization. All Collateral (as defined below) now or hereafter subject to a security interest or lien of Longview or Alpha pursuant to any or all of the Existing Security Agreements shall secure any and all obligations of Irvine Sensors and/or Optex to Longview and/or Alpha, now in existence or hereafter existing (“Obligations”), and any proceeds of any Collateral may be applied to any of the Obligations as Longview may see fit, subject to applicable law.

3. Definitions.

(i) For purposes of this Acknowledgement, the Existing Security Agreements include the following agreements, all dated as of December 29, 2006, except as otherwise stated below with respect to certain security agreements and a guaranty originally executed and delivered by Irvine Sensors and Optex to and/or in favor of Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P. (referred to below as the “various Pequot entities”), which are all dated as of December 30, 2005:

a. that certain Irvine Sensors Intellectual Property Security Agreement, executed and delivered by Irvine Sensors in favor of Longview and Alpha;

b. that certain Optex Intellectual Property Security Agreement, executed and delivered by Optex in favor of Longview and Alpha;

c. that certain Optex Guaranty, executed and delivered by Optex in favor of Longview and Alpha;

d. that certain Optex Third Party Security Agreement, executed and delivered by Optex in favor of Longview and Alpha;

e. that certain Term Loan and Security Agreement by and between Irvine Sensors, on the one hand, and Longview and Alpha, on the other;

f. that certain Security Agreement, dated December 30, 2005, by and among Irvine Sensors and various Pequot entities;.

g. Subsidiary Security Agreements, all dated December 30, 2005, by and among various subsidiaries of Irvine Sensors (including Optex) and various Pequot entities; and

h. Subsidiary Guaranty, dated December 30, 2005, by and among various subsidiaries of Irvine Sensors and various Pequot entities (items f – h, all as assigned to Longview and Alpha pursuant to that certain Assignment Agreement by and among the various Pequot entities, Longview and Alpha, dated December 29, 2006).

(ii) As used herein, the term “Collateral” shall mean all collateral of Irvine Sensors and Optex as described and/or defined in any Existing Security Agreement.

IN WITNESS WHEREOF, Irvine Sensors and Optex have executed this Acknowledgement as of the date first written above.

IRVINE SENSORS CORPORATION

By:	/s/ John C. Carson
Name:	John C. Carson
Title:	President & CEO

OPTEX SYSTEMS, INC.

By:	/s/ Timothy W. Looney
Name:	Timothy W. Looney
Title:	President

[SIGNATURE PAGE TO OMNIBUS SECURITY INTEREST ACKNOWLEDGEMENT]

3